SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FIRST AMENDMENT TO FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2004

CHEMBIO DIAGNOSTICS INC.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

333-85787
(Commission File Number)

88-0425691
(IRS Employer Identification Number)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices, including zip code)

(631) 924-1135
(Registrant’s telephone Number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Introduction

The Registrant is filing this First Amendment to the Form 8K filed on May 14, 2004 due to a recalculation of certain fees due to HC Wainwright ("HCW"). As is described below, relative to the previously filed May 14, 2004 Form 8K, the amount of cash compensation due to HCW was decreased and the number warrants due to HCW was increased.

Please see Compensation of Placement Agent and Capitalization sections below for specific changes related to HCW compensation. All other items in this filing remain consistent with the May 14, 2004 filing.

The Registrant's Form SB2 (filed on June 7, 2004) also correctly reflects the compensation paid to HCW.

Item 2. Acquisition or Disposition of Assets.

Description of the Merger

The description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K and which is incorporated herein by reference.

You are strongly urged to read and carefully consider the Merger Agreement for a complete description of the terms of the Merger.

On May 5, 2004 (the “Closing” or the “Effective Time”), Chembio Diagnostics Inc., f/k/a Trading Solutions.com, Inc. (the “Registrant” or “Chembio”), acquired Chembio Diagnostics Systems, Inc. (“CDS”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 3, 2004, as amended as of May 1, 2004, by and among the Registrant, New Trading Solutions Inc., a wholly owned subsidiary of the Registrant (“Merger Sub”), and CDS. Pursuant to the terms of the Merger Agreement, the Registrant acquired CDS through a merger (the “Merger”) of Merger Sub with and into CDS, and the stockholders of CDS received a total of 4,000,000 restricted shares (the “Merger Shares”) of the Registrant’s Common Stock. Upon consummation of the Merger, the separate corporate existence of Merger Sub ceased, and CDS survived the Merger as a wholly owned subsidiary of the Registrant.

The Registrant has agreed to prepare and file, at its expense, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of the Registrant’s Common Stock issued in connection with the Merger. The Registration Statement also will cover the resale of any other shares of the Registrant’s Common Stock issued, or underlying Series A Stock or Warrants or options issued, in the transactions described below under “Other Securities Issuances and Exchanges Related to the Merger.” The Registration Statement also will cover resale of the Common Stock underlying the Assumed Options and the Assumed Warrants described below. For additional information concerning the Registration Statement and the related rights and obligations of the Registrant and other parties, see “Registration Rights” below.

In connection with the Closing, the Registrant assumed the CDS 1999 Stock Option Plan and all outstanding CDS stock options (the “Assumed Options”). Each Assumed Option continues to have, and be subject to, the same terms and conditions under the Plan as set forth in the Plan as in effect immediately prior to the Closing, except that, in accordance with the ratio of shares of the Registrant’s Common Stock being granted to CDS stockholders in exchange for their CDS common stock, (i) each Assumed Option is exercisable for 100 shares of the Registrant’s Common Stock and (ii) the per share exercise price for the shares of the Registrant’s Common Stock issuable upon exercise of each Assumed Option is equal to 1/100th of the exercise price per share of CDS Common Stock at which that Assumed Option was exercisable immediately prior to the Closing.

Also in connection with the Merger, the Registrant assumed all outstanding CDS warrants (the “Assumed Warrants”). Each Assumed Warrant continues to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing, except that, in accordance with the ratio of shares of Registrant’s Common Stock being granted to CDS stockholders in exchange for their CDS common stock, (i) each Assumed Warrant is exercisable for 100 shares of the Registrant’s Common Stock and (ii) the per share exercise price for the shares of the Registrant’s Common Stock issuable upon exercise of each Assumed Warrant is equal to 1/100th of the exercise price per share of CDS Common Stock at which that Assumed Warrant was exercisable immediately prior to the Closing of the Merger.

The Registrant and CDS agreed to allow a maximum of $750,000 of the debt existing on the CDS balance sheet as of December 31, 2003 to remain outstanding after the conversion of the Existing Debt, which at the Registrant’s option then must be retired or converted into shares of the Registrant’s Series A Stock (at a conversion price of $30,000 per share) on or before December 31, 2004. This requirement of the Merger Agreement, together with a condition of the Cash Offering of Series A Stock described below, was a primary reason for the Existing Debt Exchange Offer described below.

Other Securities Issuances and Exchanges Related to the Merger

Concurrently with the Closing of the Merger, the Registrant consummated three separate private placements of its 8% Series A Convertible Preferred Stock (the “Series A Stock”): (i) shares of Series A Stock and warrants were sold for cash (the “Cash Offering”); (ii) shares of Series A Stock and warrants were exchanged, as described herein, for conversion of the Bridge Notes (the “Bridge Conversion Offering”), and (iii) shares of Series A Stock and warrants were exchanged, as described herein, for conversion of the Existing Debt (as defined below) of CDS (the “Existing Debt Exchange Offering”). The consideration paid by the investors in the Bridge Conversion Offering consisted of 150% of the face amount of the Bridge Notes converted. The consideration paid by the investors in the Existing Debt Exchange Offering consisted of 100% of the face amount of the Existing Debt converted. In each of these placements or exchanges, each $.60 of consideration received (a) $.60 of face amount of Series A Stock, which is convertible into one share of the Registrant’s common stock, and (b) a five-year warrant to acquire one share of the Registrant’s Common Stock for each $.50 of consideration. Each full share of the Series A Stock was purchased for $30,000, with fractional shares of Series A Stock being purchased in the case of smaller amounts of consideration.

The Cash Offering. As of May 7, 2004, 73.333 shares of Series A Stock and warrants to acquire 4,399,980 shares of Common Stock at $.90 per share, had been issued pursuant to the Cash Offering for total consideration of $2,200,000. The proceeds from the Cash Offering will be used primarily to continue the process of seeking US FDA Pre-Marketing Approval (“PMA”) for CDS’s two formats of HIV rapid tests to obtain USDA registration of CDS’s manufacturing facility for veterinary applications in Tuberculosis and Mad Cow Disease, to increase CDS’s marketing budget, and for working capital.

The Bridge Conversion Offering. On March 22, 2004, CDS completed a private placement (the “Bridge Financing”) of $1,000,000 in face amount of Convertible Notes (the “Bridge Notes”). The Bridge Financing provided for the Bridge Note holders to elect whether to convert the Bridge Notes into shares of the Registrant’s Series A Stock (together with warrants (the “Bridge Warrants”) to acquire shares of the Registrant’s Common Stock) or into shares of the Registrant’s Common Stock at the Effective Time. As a result, $_672,000 in principal amount of the Bridge Notes, together with accrued and unpaid interest, was converted into 22.63733.837 shares of the Registrant’s Series A Preferred Stock (together with warrants to acquire an additional 1,358,2142,030,220 shares of the Registrant’s Common Stock at $.90 per share). The balance of the Bridge Financing, or $328,000, together with accrued and unpaid interest, was converted into 826,741 shares of the Registrant’s Common Stock.

The Existing Debt Exchange Offering. Pursuant to the Existing Debt Exchange Offering, the Registrant issued 44.410 shares of Series A Preferred and warrants to acquire 2,664,584 shares of Common Stock at $.90 per share in exchange for the conversion of $1,332,292 of CDS’s debt existing on its balance sheet as of December 31, 2003 (the “Existing Debt”). Accrued interest on the Existing Debt was not exchanged into Series A Stock. The amount of the Existing Debt that was not so exchanged will continue to accrue interest and either shall be repaid by the Registrant on or before December 31, 2004 or converted into shares of the Registrant’s Series A Stock as of December 31, 2004. Lawrence Siebert, President and Chairman of CDS and the new President and a director of the Registrant immediately upon the Closing, held approximately $1,134,062 of the Existing Debt. Mr. Siebert tendered $900,000 of the Existing Debt that he held and received 30 shares of Series A Stock and warrants to acquire 1,800,000 shares of Common Stock at $.90 per share in exchange therefor.

Baum Employment Agreement. Pursuant to a nine-month Employment Agreement between the Registrant and Mark L. Baum entered into as of the Effective Time, Mr. Baum received 400,000 shares of the Registrant’s Common Stock as well as a warrant to acquire 425,000 shares of common stock at $.60 per share and a warrant to acquire an additional 425,000 shares of common stock at $.90 per share. The warrants expire five years after the date of grant. (The 400,000 shares of common stock and the warrants described in this paragraph are referred to collectively as the “Baum Registrable Securities.”) Pursuant to the Employment Agreement, Mr. Baum will advise the Registrant concerning management, marketing, strategic planning, corporate structure, business operations, expansion of services, acquisitions and business opportunities, matters related to its public reporting obligations, and its overall needs. Mr. Baum is a director of the Registrant and owns 700,000 shares of its Common Stock in addition to the warrants described above. Prior to the Merger, Mr. Baum was the sole director and officer of the Registrant.

Compensation of Placement Agent

H.C. Wainwright & Co., Inc. (“HCW”) acted as the placement agent for the offering of the Series A Stock. As compensation for services rendered to the Registrant by HCW, the Registrant agreed to the following:
  to pay HCW a cash fee equal to $164,000, or 8% of the amount of cash proceeds the Registrant received in the Cash Offering from investors that were introduced to the Registrant by HCW;
  to pay HCW a cash fee equal to $40,000, or 2% of the amount of cash proceeds the Registrant received in the Cash Offering from investors that were introduced to the Registrant by HCW, which fee shall be paid to J.P. Turner & Company, L.L.C./WellFleet Partners, Inc. (“JP”) as a finder’s fee for introducing the Registrant to HCW; and
to issue to HCW and JP warrants to purchase 751,667 and 183,333 shares of the Registrant’s Common Stock, respectively (the “Placement Warrants”). The Placement Warrants are exercisable for a period of five years from their issuance and have an exercise price of $.72 per share. The Registrant has agreed to include the shares of Common Stock underlying the Placement Warrants in the Registration Statement.

Terms of the Series A Stock

Dividends. Holders of Series A Stock are entitled to an 8% per annum dividend per share. The dividend accrues and is payable semi-annually in cash, in shares of Series A Stock or shares of Common Stock (at the option of the Registrant). Accrued but unpaid dividends are also payable upon the conversion or redemption of the shares of Series A Stock and upon a liquidation event.

Voting Rights. As long as any shares of Series A Stock are outstanding, the Registrant cannot take any of the following actions without the separate class vote or written consent of at least three-fourths (¾) of the then outstanding shares of Series A Stock:
  amend, alter or repeal the provisions of the Series A Stock so as to adversely affect any right, preference, privilege or voting power of the Series A Stock;
  repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Registrant’s equity securities that by its terms does not rank senior to the Series A Stock (“Junior Stock”) (other than de minimus repurchases from employees of the Registrant in certain circumstances);
  amend the Articles of Incorporation or By-Laws of the Registrant so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Stock;
  effect any distribution with respect to Junior Stock;
  reclassify the Registrant's outstanding securities;
  voluntarily file for bankruptcy, liquidate the Registrant’s assets or make an assignment for the benefit of the Registrant’s creditors; or
  change the nature of the Registrant’s business.
Additionally, as long as at least $1,000,000 of Series A Stock is outstanding, the Registrant shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Stock outstanding at the time, authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking pari passu or senior to the Series A Stock (except for the issuance of shares of Series A Stock with respect to the payment of dividends on such shares of Series A Stock).

Except with respect to items set forth above upon which the Series A Stock shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series A Stock does not have any voting rights. The Common Stock into which the Series A Stock is convertible will have, upon issuance, all of the same voting rights as other issued and outstanding shares of Common Stock of the Registrant.

Conversion. The Series A Stock is convertible, at the option of the holders, into shares of Common Stock at an initial conversion price of $.60 per share. Based on the original purchase price of $30,000.00 per share, each share of Series A Stock is initially convertible into 50,000 shares of Common Stock. The Series A Stock is issuable in fractional shares. The Series A Stock contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock.

A holder of Series A Stock cannot convert more than twenty percent (20%) of the shares of Series A Stock that the holder owns into shares of Common Stock until the earlier to occur of (i) six (6) months following the effective date of the Registration Statement or (ii) March 5, 2005.

Each share of the Series A Stock will automatically convert into Common Stock on the date that the closing bid price for the Registrant’s Common Stock exceeds $1.50 for a period of ten (10) consecutive trading days, if the following conditions are satisfied: (i) such date is at least one hundred eighty (180) days following the effective date of the Registration Statement, and (ii) the Registration Statement has been effective, without lapse or suspension of any kind, for a period of sixty (60) days (or the Common Stock into which the Series A Stock is convertible can be freely traded pursuant to Rule 144 under the Securities Act of 1933, as amended).

Redemption. In the event of (i) a consolidation, merger, or other business combination involving the Registrant, (ii) the sale of more than 50% of the Registrant’s assets, or (iii) the closing of a purchase, tender or exchange offer made to holders of more than 50% of the outstanding shares of the Registrant’s Common Stock, each holder of Series A Stock has the right to require the Registrant to redeem all or a portion of such holder's shares of Series A Stock at a price per share of Series A Stock equal to 100% of the then current liquidation preference amount for the Series A Stock, plus any accrued but unpaid dividends; provided that the Registrant will have the sole option to pay the redemption price in cash or shares of Common Stock. If the Registrant elects to pay the redemption price in shares of Common Stock, the price per share shall be based upon the lesser of (i) the conversion price for the Series A Stock or (ii) the closing bid price for the Common Stock, in each case measured on the day preceding the date of delivery of the notice of redemption by such holder. The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

In the event of certain specified triggering events (involving (i) the lapse or unavailability of the Registration Statement, (ii) the suspension from listing of the Common Stock for a period of seven (7) consecutive days, (iii) the Registrant’s failure or inability to comply with an conversion request from a holder of Series A Stock or (iii) the breach by the Registrant of any of its representations or warranties contained in the Series A Stock documentation (except to the extent that such breach would not have a material adverse effect) that continues uncured for a period of ten (10) days), each holder of Series A Stock has the right to require the Registrant to redeem all or a portion of such holder's shares of Series A Stock at a price per share of Series A Stock equal to 120% of the then current liquidation preference amount for the Series A Stock, plus any accrued but unpaid dividends; provided that with respect to certain of the triggering events referenced above, the Registrant will have the sole option to pay the redemption price in cash or shares of Common Stock. If the Registrant elects to pay the redemption price in shares of Common Stock, the price per share shall be based upon the lesser of (i) the conversion price for the Series A Stock or (ii) the closing bid price for the Common Stock, in each case measured on the day preceding the date of delivery of the notice of redemption by such holder. The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

Rank; Liquidation Preference. The holders of Series A Stock rank prior to the holders of the Registrant’s Common Stock and, unless otherwise consented to by the holders of Series A Stock, prior to all other classes of capital stock that the Registrant may establish, with respect to the distribution of its assets upon a bankruptcy, liquidation or other similar event. The liquidation preference for the Series A Stock is an amount equal to $30,000.00 per share plus any accrued and unpaid dividends.

Preemptive Rights

Pursuant to the terms of the offering of the Series A Stock, the Registrant granted each investor the right to purchase a pro rata portion of any future sales of Common Stock, or securities convertible into Common Stock, (a “Subsequent Financing”), by the Registrant within the twelve (12) months following the Closing, based on the ratio of the number of shares of Series A Stock held by that investor, to the total number of shares of Series A Stock purchased by all of the investors in the offering of the Series A Stock. As a result, the investors will have the right to purchase 100% of the securities that the Registrant offers to sell in a Subsequent Financing. The Registrant also agreed that during the four (4) month period after the Closing it would not enter into any Subsequent Financing without the consent or approval from the holders of three-fourths (¾) of the outstanding Series A Stock.

Registration Rights

In connection with the offering of the Series A Stock, the Registrant entered into a Registration Rights Agreement pursuant to which it is required to file the Registration Statement by June 4, 2004, to register (i) all the shares of Common Stock issuable upon the conversion of the Series A Stock, (ii) all the shares of Common Stock issuable upon the exercise of the warrants issued to the investors in the Cash Offering, (iii) all the shares of Common Stock issuable upon exercise of the Placement Warrants and (iv) all the shares of Common Stock issuable pursuant to the Baum Registrable Securities. If the Registration Statement is not filed by June 4, 2005 or declared effective by the SEC by November 1, 2004, then, only with respect to investors purchasing in the Cash Offering, the Registrant will be subject to the payment of liquidated damages equal to .5% of the aggregate purchase price paid to it in the Cash Offering for each of the first two calendar months, pro rated for any shorter period, that the filing or effectiveness of the Registration Statement is delayed and 2.0% of the aggregate purchase price paid to it in the offering of the Series A Stock for each of the three calendar months thereafter, pro rated for any shorter period, that the filing or effectiveness of the Registration Statement is delayed.

As a condition to the consummation of the offering of the Series A Stock, each of the Registrant’s executive officers and directors has agreed not to sell any shares of the Registrant’s Common Stock owned by that individual until six (6) months after the Registration Statement is declared effective. At that point, during the subsequent six (6) month period, each executive officer and director will be able to sell up to twenty percent (20%) of the shares of Common Stock owned by that individual. After twelve (12) months following the effectiveness of the Registration Statement, the executive officers and directors will be not be subject to any contractual restrictions on the transfer of their shares.

The Registrant must keep the Registration Statement effective until the earliest to occur of (i) the date when all the securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144 and (ii) the date on which all securities covered by the registration statement have been sold.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation of the Series A Stock, the form of warrant issued to the investors, the warrant issued to HCW, each of the warrants issued to Mark L. Baum, the form of Lock-Up Agreement the Registrant executed with each of its executive officers and directors, the Registration Rights Agreement and the Series A Convertible Preferred Stock and Warrant Purchase Agreement, copies of which are included as Exhibits 3.1, 4.3, 4.4, 4.5, 4.2, 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Description of Chembio Business

Chembio’s near term focus is its rapid HIV tests, and in completing the development of the Mad Cow, Dental bacteria and TB tests that are under product development agreements and/or research grants. Chembio’s Sure Check™ HIV rapid test eliminates the need for a separate sample collection system which improves ease of use and safety. The HIV Stat-Pak product, while not as simple as the Sure-Check®, is value priced, flexible and yet is still as easy to use as the competitive HIV rapid tests (see Competition below) that are FDA approved. Both of Chembio’s HIV tests use a standardized test strip which Chembio developed using patented materials licensed by Chembio from third parties and proprietary know-how and trade secrets. We believe that this product offering will position Chembio in the US market and internationally with a superior product and one that is competitively priced. Rapid HIV tests address the time response problem: according to the CDC, a large percentage of individuals aged 16-24 tested in public health settings do not return after one week for test results from laboratory tests, and this group comprises approximately 50% of all new infections. We expect that FDA approval should occur during 2005 if the various FDA requirements for a Pre-Marketing Approval (“PMA”) are met on a timely basis.

Chembio’s TB tests are being designed to significantly increase the accuracy of existing TB testing protocols and procedures. Studies of Chembio’s serological test for active pulmonary TB in humans have shown that sensitivity can increase from 45% to 82% when used in combination with the initial standard, sputum smear method, and from 82% to 91% when used with the two- step confirmatory combination of sputum smear and culture testing. Chembio’s strategy is to, at least initially, forego US FDA approval and to instead have the product evaluated in developing countries, by the CDC, and by the World Health Organization “WHO”. Nearer term, Chembio is moving forward with a serological test for non-human primates that is the result of a Phase II NIH SBIRR grant that is funding this product development, and plans are to have a product in the market for this niche market within one year.

Our other products include the only FDA cleared rapid Lyme disease test, and other niche products. Current revenues also include pregnancy tests sold under private label for the OTC market, although we are exiting this commodity market due to its highly competitive nature.

Product development and manufacturing agreements are in place with leading companies in the fields of BSE (mad cow disease) and dental disease, and these agreements now represent a significant pipeline of new revenues.

Proprietary Technology

We possess a number of proprietary technologies in the area of test formulation and manufacture, and in the reagents, which we have licensed for use in our products. This intellectual property is summarized as follows:

IP Class	IP Items
Lateral Flow Technology
Colored latex technology that enables development of multi-parameter and semi-quantitative tests.
Latex conjugate and buffer systems have been developed that permit high levels of test sensitivity and specificity.
This capability has resulted in our having entered into development and manufacturing contracts with major companies.

Proprietary Device Formats
Experience with a variety of lateral flow housings including the barrel device used in Sure Check™ HIV rapid test which is easier to use than other whole blood point of care devices.
Additional modifications to barrel device will create additional user features and greater applicability to other tests.

Reagent Licenses	Licenses (exclusive and non-exclusive) to patented reagents used in the following tests: HIV, TB, Lyme Disease, Mad Cow, Dental Bacteria, Chagas, among others.

We develop our rapid tests using colloidal gold or colored latex and we can produce tests that are used in qualitative (yes/no) and semi-quantitative applications. We have developed proprietary techniques that enable us to achieve high levels of sensitivity and specificity in our diagnostic tests. These techniques include the methods we employ in manufacturing and fusing the reagents with the colored latex or colloidal gold, blocking procedures used to reduce false positives, and methods used in treating the materials used in our tests to obtain maximum stability and resulting longer shelf life.

Target Market

We believe that the point of care diagnostic testing market is growing at a faster pace than the overall diagnostics market. Market growth is driven by the need to control health care costs, advances in technology, and consumer awareness of personal health issues. Our market is global, although our primary target market for our HIV rapid test will be developing countries.

Distribution Channels

We are seeking to participate in national and international public health markets by partnering with organizations such as the CDC, WHO and other public health agencies in order to build direct product development relationships. For example, the CDS has just signed an agreement with Bio Manguinhos, which is the largest Brazilian manufacturer of vaccines and is an affiliated entity of the Brazilian Ministry of Health. This collaboration will provide Bio Manguinhos with our support to have a Brazilian made product to serve our population, which is what the Brazilian Health Ministry and National Aids Control Organization in Brazil requested of Bio Manguinhos. Chembio’s participation over the last few years in several of the rapid testing evaluations that have been conducted by the CDC in countries now beginning to receive funding from the Bush administration’s PEPFAR (Presidential Emergency Program for Aids Relief) has been crucial to the opportunities that are now beginning to unfold.

Competition

Higher standards involved in FDA PMA applications, and technical skill to develop HIV, TB, and other tests significantly reduces the number of competitors and improves pricing. The main competitors in the US market to our Sure Check and Stat Pak products are or will be Orasure Technologies, Inc., Trinity Biotech and Efoora.

Description of Chembio’s Facilities

CDS leases office space at three locations in buildings located at 3661 Horseback Road, Medford, New York. The following is a schedule of future minimum rental commitments as of December 31, 2003:

Year ending December 31,	2004	$ 89,792
	2005	28,896

	Total	$ 118,688

Management and Employees of CDS

CDS has an experienced and dynamic management team that is capable of building relationships with leading companies and organizations. There is a core professional staff of 10 employees leading the R&D, Production, Sales, QA/QC and Accounting/Administration departments. The number of indirect and direct production employees has averaged approximately 40 over the last year.

The executive management team is composed of:

Lawrence A. Siebert. President and Chairman. Since becoming President of CDS in May 2002, Mr. Siebert has focused on improving operations, developing the HIV product line, including other collaborative agreements, and raising additional capital. He has been Chairman for 10 years, and has provided a substantial portion of CDS’s financial support. Mr. Siebert’s background is in private equity and venture capital investing. From 1982-1991, Mr. Siebert was associated with Stanwich Partners, Inc, which invests in middle market manufacturing and distribution companies. From 1992-1999, Mr. Siebert was an investment consultant and business broker with Siebert Capital and Siebert Associates, and a principal investor in a recently sold test and measurement company. Mr. Siebert received a JD from Case Western Reserve University School of Law in 1981 and a BA with Distinction in Economics from the University of Connecticut in 1978.

Upon the Closing of the Merger, Mr. Siebert owns 1,406,967 shares of the Registrant’s Common Stock and 30.942631 shares of the Registrant’s Series A Stock, and holds warrants to acquire 1,856,52037,860 shares of Common Stock at $.90 per share. This amount of Series A Stock and warrants includes amounts of such securities Mr. Siebert received by converting $18,700 pursuant to the Bridge Financing and the $900,000 of Existing Debt as described above. Mr. Siebert also holds options to purchase 120,000 shares of common stock at exercise prices between $.75 and $4.00 (average weighted exercise price of $1.98) and an additional 274,435 warrants to purchase common stock at exercise prices between $.45 and $1.80 (average weighted exercise price of $1.01).

Richard J. Larkin. Chief Financial Officer. Mr. Larkin oversees the Registrant’s financial activities and its information systems. A CPA since 1982, Mr. Larkin started with Chembio in the fall of 2003. Prior to joining Chembio, Mr. Larkin spent several years in both public accounting and manufacturing companies. Most recently, he served as CFO at Visual Technology Group, and also led their consultancy program that provided hands-on expertise in all aspects of financial service, including the initial assessment of client financial reporting requirements within an ERP (Manufacturing) environment through training and implementation. Prior to joining VTG, he served as CFO at Protex International Corporation with additional responsibility for the company’s day-to-day operations. Mr. Larkin holds a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants (AICPA).

Avi Pelossof. VP Sales & Marketing. Mr. Pelossof joined Chembio in 1996 and has been responsible for developing CDS’s marketing strategy and collaborations. Mr. Pelossof’s background is in business development and international sales. From 1991 to 1996, he was Managing Director and co-founder of The IMS Group, Inc., which provided strategic marketing advisory services to companies involved in Latin American markets including Chembio. Prior to IMS he was a Citibank Vice President in the International Corporate Finance Group focused on Latin America. Mr. Pelossof received his MBA in finance and international business from New York University in 1986 and a BA with Distinction in economics from the University of Michigan in 1984.

Javan Esfandiari. Director of Research & Development. Mr. Esfandiari owned Sinovus Biotech AB which Chembio acquired in 2000. He has developed and sold lateral flow rapid diagnostic tests since the early 1990s, and has expertise in latex based tests and veterinary applications. Mr. Esfandiari is both a scientific expert in lateral flow diagnostics and an experienced entrepreneur who brings strong industry relationships to Chembio. Prior to co-founding Sinovus Biotech, Mr. Esfandiari was a Senior Research Scientist with On-Site Biotech/National Veterinary Institute, Uppsala, Sweden. Mr. Esfandiari received his B.Sc. in Clinical Chemistry and his M. Sc. in Molecular Biology from Lund University, Sweden. He has published articles in various veterinary journals and has co-authored articles on TB serology with Dr. Lyashchenko.

Rick Bruce. Director of Operations. Mr. Bruce directs the production, maintenance, shipping and receiving, and warehouse operations. He has implemented operational improvements, cost reductions, equipment validations, and training programs. Mr. Bruce has over 25 years of operations management experience with Fortune 500 companies in the field of in-vitro diagnostics and blood fractionation. Prior to joining Chembio he held director level positions at American Home Products and management positions at V.I. Technologies and Biomerieux. Rick received his BS in Management from St. Louis University in 1997.

Board of Directors

We did not have a Directors and Officers Liability Insurance Policy (“D&O” policy) for the calendar year 2003. This severely limits our ability to attract new Board members. In April 2004, an application for a D&O policy was submitted and quotations are now being reviewed. We currently have two directors and intend to add one or more in the near future.

On May 1, 2004 and April 28, 2004 respectively, Messrs. Bruce Ide and Daniel Gressel resigned their positions as members of the CDS Board of Directors.
The current members of the Board of Directors of the Registrant are as follows:

Lawrence A. Siebert - Chairman and President (see above). Mr. Siebert is also a director of CDS.

Mark L. Baum - Director. Mr. Baum was elected to the Registrant’s Board of Directors on December 11, 2003. Mr. Baum has more than 10 years experience in creating, financing and growing development stage enterprises in a variety of industries. Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, and various asset acquisitions and divestitures. Mr. Baum is a licensed attorney in the State of California and the principal attorney for The Baum Law Firm. Mr. Baum’s law practice focuses on Securities Laws and related issues for SmallCap and MicroCap publicly reporting companies.

Upon the Closing of the Merger, Mr. Baum owns 700,000 shares of the Registrant’s Common Stock and holds warrants to acquire 425,000 shares of Common Stock at $.60 per share and warrants to acquire an additional 425,000 shares of Common Stock at $.90 per share.

Our Board of Directors intends to elect or propose the election of Tomas Haendler as a director in the near future. Mr. Haendler has served as a Director of CDS since 1987. From 1995 through April, 2002 he served as CDS’s President. From 1984 through 1994 he served as President of Fintra, an investment consulting and banking company specializing in small business start-ups. Mr. Haendler received his B.A. in Economics in 1977 from Hebrew University in Jerusalem and his Masters in Economics from the University of Chicago in 1980. Mr. Haendler is also a director of CDS.

Upon the Closing of the Merger, Mr. Haendler owns 402,957 shares of the Registrant’s Common Stock and .889 share of the Registrant’s Series A Stock, and holds warrants to acquire 53,334 shares of Common Stock at $.90 per share. This amount of Series A Stock and warrants includes amounts of such securities Mr. Haendler received by converting $26,667 of Existing Debt as described above. Mr. Haendler also holds options to purchase 160,000 shares of common stock at exercise prices between $.75and $4.00 (average weighted exercise price of $1.95) and 52,039 warrants to purchase common stock at exercise prices between $.45 and $1.80 (average weighted exercise price of $1.01).

As is discussed above, it is anticipated that when the Registrant acquires a current and effective D&O insurance policy, the Registrant will add additional board members.

Capitalization

After giving effect to the Closing of the Merger, the Cash Offering of $2.2 million, the Bridge Conversion Offering, and the Existing Debt Exchange Offering, we have outstanding a total of 6,333,874 shares of Common Stock, and 151.58 shares of Series A Stock (convertible into 7,579,000 shares of Common Stock). We also have outstanding options and warrants as described in the two following paragraphs. Of these amounts, (i) the former stockholders of CDS hold 4,000,000 shares of the Registrant’s Common Stock, including 1,406,967 shares held by Larry Siebert; (ii) the pre-Merger shareholders of the Registrant hold 1,463,147 shares of the Registrant’s Common Stock, including 700,000 shares held by Mark Baum; (iii) the prior investors in the CDS Bridge Financing hold 826,741shares of the Registrant’s Common Stock and 33.837 shares of the Registrant’s Series A Stock (convertible into 1,691,850 shares of Common Stock); and the former holders of CDS Existing Debt hold 44.41 shares of the Registrant’s Series A Stock (convertible into 2,220,500 shares of Common Stock).

Options to acquire an aggregate of 704,000 shares of the Registrant’s Common Stock are currently outstanding. The exercise prices on the options range from a low of $.45 per share to a high of $4.00 per share. Each of the options expires seven years from the date of grant.

Warrants to acquire an aggregate of 11,569,784 shares of the Registrant’s Common Stock currently are outstanding. These warrants include 4,399,980 issued in the Cash Offering, 2,664,584 from the Existing Debt Conversion Offering, 2,030,220 from the Bridge Conversion Offering, 850,000 to Mark Baum, 690,000 assumed from Chembio through the Merger, and 935,000 issued to investment bankers. The exercise prices on the Warrants range from a low of $.45 per share to a high of $4.00 per share. 140,000 warrants to purchase Common Stock at an exercise price of $1.80 per share expire on July 31, 2006. Each of the remaining warrants, all issued in 2004, expires five years from the date of grant.

Executive and Consultant Compensation

In connection with the closing of the Merger, the Registrant has entered into employment agreements with Lawrence Siebert, President and Chairman, Avi Pelossof, VP Sales & Marketing, and Javan Esfandiari, Director of R&D. The Registrant also entered into an employment agreement with Mark L. Baum, Special Outside Counsel and Director.

Discussion of Legal Proceedings and other Intellectual Property Issues

Reliance on Patents and Other Proprietary Rights

The diagnostics industry places considerable importance on obtaining patent, trademark, and trade secret protection, as well as other intellectual property rights, for new technologies, products and processes. CDS’s success depends, in part, on its ability to develop and maintain a strong intellectual property portfolio or obtain licensing to patents and other technology for products and technologies both in the United States and in other countries. CDS will also rely on trade secrets, know-how, and continuing technological advancements to protect its proprietary technology.

CDS may incur substantial costs and be required to expend substantial resources in asserting or protecting its intellectual property rights, or in defending suits against it related to intellectual property rights. Disputes regarding intellectual property rights could substantially delay product development or commercialization activities. Disputes regarding intellectual property rights might include state, federal or foreign court litigation as well as patent interference, patent reexamination, patent reissue, or trademark opposition proceedings in the United States Patent and Trademark Office. Opposition or revocation proceedings could be instituted in a foreign patent office. An adverse decision in any proceeding regarding intellectual property rights could result in the loss of CDS’s rights to a patent, an invention, or trademark.

To facilitate development and commercialization of a proprietary technology base, CDS may need to obtain licenses to patents or other proprietary rights from other parties. Obtaining and maintaining such licenses may require the payment by CDS of substantial costs. In addition, if CDS is unable to obtain these types of licenses, CDS’s product development and commercialization efforts may be delayed or precluded.

Patent Issues Affecting HIV Tests

An important factor that will affect the specific countries in which CDS will be able to sell its rapid HIV tests and therefore the overall sales potential of the test is whether CDS can arrange a license to patents for detection of the HIV-2 virus. Although the current licensor of the peptides used in CDS’s HIV tests claims an HIV-2 patent, other companies have also claimed such patents. Even though HIV-2 is a type of the HIV virus estimated to represent a small fraction of the known HIV cases worldwide, it is still considered to be an important component in the testing regimen for HIV in many markets. HIV-2 patents are in force in most of the countries of North America and Western Europe, as well as in Japan, Korea, South Africa, and Australia. Access to a license for one or more HIV-2 patents may be necessary to sell HIV-2 tests in countries where such patents are in force, or to manufacture in countries where such patents are in force and then sell into non-patent markets. Since HIV-2 patents are in force in the United States, CDS may be restricted from manufacturing a rapid HIV-2 test in the United States and selling into other countries, even if there were no HIV-2 patents in those other countries. The license agreement that CDS has in effect for the use and sale of the Adaltis HIV 1 and 2 peptides that are used in CDS’s HIV rapid test does not necessarily insulate CDS from claims by other parties that CDS needs to obtain a license to other HIV-1 and/or HIV-2 patents. Although CDS has discussed additional HIV-2 licenses that would be advantageous for certain markets, there can be no assurance that these discussions will continue or will be successful.

Beyond further developing the body of intellectual property it has with the area of lateral flow technology, CDS’s IP strategy is to acquire proprietary positions in reagents and hardware platforms which provide CDS with exclusive, co-exclusive or non-exclusive rights to manufacture and/or market rapid diagnostic tests utilizing these materials. The peptides used in HIV rapid tests are patented by Adaltis Inc. under US patent #5,241,047 and related patents worldwide. This IP is licensed to CDS under a 10-year license agreement dated August 30, 2002. CDS has licenses to other patented antigens used in its TB, Chagas, Lyme, H. Pylori, and also certain veterinary products.

All other aspects of the HIV test strips used in both HIV products manufactured by CDS were developed by CDS using trade secrets, know-how, and technological innovations. CDS has in fact developed a substantial body of trade secrets and know-how relating to the development of lateral flow diagnostic tests, including but not limited to the sourcing and optimization of materials for such tests, including how to maximize speed to result and sensitivity while minimizing the impact on specificity.

An integral part of CDS’s Business Plan is the manufacture and sale of its Sure Check™ HIV rapid test product which incorporates a sample collection technology that provides certain conveniences in terms of ease of use and safety. Until May 2003, Sure Check was known as Hema Strip, which was manufactured by CDS pursuant to an agreement between CDS and Saliva Diagnostic Systems, Inc. (“SDS”). The contract was based upon a patent that SDS owns (#5,935,864) that was presumed to cover the product and which patent CDS presumed to be valid. After SDS unilaterally terminated the contract and threatened CDS with patent infringement, CDS received an opinion from its patent counsel that Sure Check™ in fact does not infringe US patent number 5,935,864 and that the patent is not enforceable.

Unipath, Carter Wallace, Becton Dickinson, and Abbott Laboratories, among others, have patents for lateral flow technology, which was developed in the 1980s, initially as a system for detecting pregnancy based on the HCG hormone. Generally speaking, lateral flow patents attempt to broadly describe various lateral flow test designs. In certain cases, the patent holders have cross-licensed their patents with one another.

Litigation provides precedent for CDS’s patent counsel to understand how these patents are being interpreted and limited by the courts. CDS’s patent counsel has advised CDS that in many instances its lateral flow tests are distinguishable from each of these patents.

Inverness Medical (Waltham, MA), the world’s largest private label manufacturer of pregnancy tests, is using patent rights it acquired through the purchase of the Unipath and Carter Wallace lateral flow pregnancy testing businesses to strengthen its competitive position in this large but very price-competitive market. Inverness recently won a temporary injunction against Pfizer, producer of EPT which is the largest selling pregnancy test brand in the US. The case was settled in June 2003, and Inverness acquired the manufacturing rights to the EPT business. In February 2004, Quidel filed suit against Inverness attempting, among other things, to invalidate Inverness’ lateral flow patents.

As a result of extensive research and analysis, CDS’s patent counsel believes that CDS’s HIV tests are outside the claims of most of these patents. However, there was a new patent issued quite recently that, if valid, represents a very broad extension of the earlier Carter Wallace patent, which is now part of the Inverness portfolio.

While CDS’s strategy involves transitioning out of the pregnancy test business, Inverness’s broadened claims in this latest patent may present a potential problem for CDS and all other manufacturers of lateral flow tests if they are upheld as valid and enforceable and if Inverness, as it has, refuses to grant licenses. Wampole/Inverness has announced that it will be the distributor of Efoora’s HIV rapid test if and when it becomes FDA approved. CDS has discussed with counsel and other interested parties non-infringement and invalidity arguments. CDS also believes that cross-licensing or other business strategies, of which there is no assurance of availability, could minimize the possibility of any adverse developments in this regard.

FTC Matter

CDS entered into a settlement agreement with the Federal Trade Commission on January 16, 2001 in connection with a matter that arose from an HIV diluent recall that CDS initiated in 1999. The settlement agreement provides that CDS must provide all of its principals, officers, directors, managers and all other employees of CDS having responsibilities related to CDS’s business with a copy of the settlement agreement and must have them acknowledge the receipt of the settlement agreement. The settlement specifically states that CDS does not admit that it made any statements or took any other action that was a violation of law.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical or current facts, including, without limitation, statements about our business, financial condition, business strategy, plans and objectives of management and our future prospects, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations.

Investment Considerations

An investment in our common stock involves certain risks. You should consider carefully the following risks and other information in this report, including our financial information and related notes, before investing in our common stock.

Our Common Stock has extremely limited liquidity, and this should be expected to impair your ability to transfer your stock or use it as collateral.

Our Common Stock trades on the over-the-counter market. The average daily trading volume of our Common Stock on the over-the-counter market was less than 1,000 shares per day over the three months ended March 31, 2004. The closing price of our Common Stock ranged from a low of $0.11 per share to a high of $3.00 per share during the 12 months ended March 31, 2004, after giving effect to the 1:17 reverse stock split on March 12, 2004. Holders of our Common Stock may not be able to liquidate their investments in a short time period or at the market prices that currently exist at the time a holder decides to sell. Because of this limited liquidity, it is unlikely that shares of our Common Stock will be accepted by lenders as collateral for loans.

There are fewer than 200,000 shares of our Common Stock currently eligible for trading in the open market, and this could result in an extremely volatile market for our stock.

As of May 12, 2004, there are fewer than 200,000 shares of our Common Stock eligible for trading in the open market. The balance of our outstanding shares are subject to lock-up agreements or are restricted securities that have not been held long enough to allow resale in the open market. The availability of so few shares for trading could result in an extremely volatile and illiquid market for the shares. We intend to file a registration statement covering resale of the restricted securities, but it is not expected to be effective for at least a few months. In the absence of an effective registration statement, none of the restricted securities become eligible for resale until May 2005.

We will be restricted from paying dividends on our Common Stock pursuant to the terms of the Certificate of Designation filed in connection with the offering of our Series A Convertible Preferred Stock, which will impact the return on your investment.

The Certificate of Designation creating our Series A Convertible Preferred Stock that was filed in connection with the offering of our Series A Convertible Preferred Stock contains restrictions on our ability to declare and pay dividends on our Common Stock at any time that shares of our Series A Convertible Preferred Stock are issued and outstanding. Thus, there can be no assurance that the holders of our Common Stock will ever receive any dividends on the shares of Common Stock that they hold.

Our Common Stock is an unsecured equity interest in Chembio and there can be no assurance that we will be able to make a distribution to the holders of our Common Stock in the event of our liquidation.

As an equity interest, our Common Stock will not be secured by any of the assets of Chembio or CDS. Therefore, in the event of the liquidation of Chembio, the holders of our Common Stock will receive a distribution only after all of our secured and unsecured creditors have been paid in full and the holders of the Series A Convertible Preferred Stock have been paid their liquidation preference. There can be no assurance that we will have sufficient assets after paying our secured and unsecured creditors and the holders of the Series A Preferred Stock to make any distribution to the holders of the Common Stock.

The percentage ownership of Chembio evidenced by our Common Stock is subject to dilution.

We are not prohibited from issuing additional shares of capital stock, or other securities, that rank junior to the Series A Convertible Preferred Stock, including additional shares of our Common Stock. Moreover, to the extent that any additional capital stock is issued by us, a holder of our Common Stock is not entitled to purchase any part of such issuance of stock. The holders of our Common Stock do not have statutory “preemptive rights” and therefore are not entitled to maintain a proportionate share of ownership in Chembio by buying additional shares of any new issuance of equity by Chembio before others are given the opportunity to purchase the same. Accordingly, you must be willing to assume the risk that your percentage ownership of Chembio, as a holder of our Common Stock, is subject to change as a result of the sale of any additional equity interests in Chembio subsequent to the date that you purchase or acquire your shares of Common Stock.

Our management will control a significant percentage of our outstanding Common Stock and their interests may conflict with those of our other stockholders.

As of the closing of the Merger, our directors and executive officers and their affiliates will beneficially own approximately 41% of our outstanding Common Stock. This concentration of ownership could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquiror from attempting to obtain control of Chembio. This could have a material adverse effect on the market price of our Common Stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of our Common Stock.

Provisions in our corporate documents and Nevada law could delay or prevent a change in control of Chembio, even if that change would be beneficial to our stockholders.

Certain provisions of Chembio’s articles of incorporation and bylaws, as amended, together with certain provisions of Nevada law, may delay, discourage, prevent or render more difficult an attempt to obtain control of Chembio, whether through a tender offer, business combination, proxy contest or otherwise.

The point-of-care diagnostics industry is subject to certain risks and uncertainties, any of which could materially harm the results of our business or our prospects.

The point-of-care diagnostics industry is subject to certain risks and uncertainties, including, but not limited to, the following:

The markets we serve are highly competitive and many of our competitors have much greater resources which may make it difficult for us to reach and maintain profitability.
  Competition in the approval or clearance process for a new product can be complex and lengthy, and there can be no assurance that we will continue to have the resources to seek such approvals and clearances;
  Our industry is rapidly evolving and Chembio may not be able to keep pace with technological changes;
  We may experience fluctuations in its future operating results;
  Worldwide economic conditions may affect our operating results;
  Our proprietary technology is difficult to protect and Chembio’s products may infringe on the intellectual property rights of third parties; and
  We may not be able to effectively manage its internal growth.
Competition in the markets in which we participates is intense, and we expect competition to increase. This could mean lower prices for our products, reduced demand for our products and a corresponding reduction in our ability to recover development and engineering costs. Many of our competitors have substantially greater resources than we do.

We are dependent upon key personnel, the loss of whom could have an adverse effect on our business.

Our success depends to a significant extent upon the performance of certain key employees, the loss of whom could have an adverse effect on our business. Although we have entered into employment agreements with certain employees, we cannot assure you that we will be successful in retaining key employees.

We compete in an industry that continually experiences technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.

The point-of-care diagnostics industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

Item 5. Other Events and Required FD Disclosure

1.   Change in Address
The Registrant’s principal address is now:
3661 Horseblock Road
Medford, New York 11763
The Registrant’s phone number is:
(631) 924-1135

Item 7. Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired
Report of Independent Accountants
Financial Statements
Consolidated Balance Sheets of Chembio Diagnostic Systems, Inc. as of December 31, 2002 and 2003
Consolidated Statements of Operations of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003
Consolidated Statements of Changes in Stockholders’ Equity of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003
Consolidated Statements of Cash Flows of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003
Notes to Financial Statements
(b)   Pro Forma Financial Information
Unaudited pro forma condensed consolidated balance sheet as of December 31, 2003
Unaudited pro forma condensed consolidated income statement for the year ended December 31, 2003
Notes to unaudited pro forma condensed consolidated financial statements
(c)   Exhibits
2.1   Agreement and Plan of Merger dated as March 3, 2004 (the “Merger Agreement”), by and among the Registrant, New Trading Solutions, Inc. (“Merger Sub”) and Chembio Diagnostic Systems, Inc. (“CDS”)
2.2   Amendment No. 1 to the Merger Agreement dated as May 1, 2004, by and among the Registrant, Merger Sub and CDS
3.1   Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Registrant
3.2   Amendment to Bylaws dated May 3, 2004
4.1   Registration Rights Agreement, dated as of May 5, 2004, by and among the Registrant and the Purchasers listed therein
4.2   Lock-Up Agreement, dated as of May 5, 2004, by and among the Registrant and the shareholders of the Registrant listed therein
4.3   Form of Common Stock Warrant issued pursuant to the Stock and Warrant Purchase Agreement
4.4   Form of $.90 Warrant issued to Mark L. Baum pursuant to the Consulting Agreement dated as of May 5, 2004 between the Registrant and Mark L. Baum
4.5   Form of $.60 Warrant issued to Mark L. Baum pursuant to the Consulting Agreement dated as of May 5, 2004 between the Registrant and Mark L. Baum
10.1   Series A Convertible Preferred Stock and Warrant Purchase Agreement (the “Stock and Warrant Purchase Agreement”), dated as of    May 5, 2004, by and among the Registrant and the Purchasers listed therein
10.2   Employment Agreement between the Registrant and Mark L. Baum dated as of May 5, 2004
21   List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS INC.

Date: June 8, 2004   By:/s/ Mark L. Baum
Mark L. Baum
Director
Date: June 8, 2004   By:/s/ Lawrence A. Siebert
Lawrence A. Siebert
Director